Exhibit 10.1
Arby's Inc.
P.O. Box 407008
Ft. Lauderdale, FL 33340-7008
(305) 351-5100


May 26, 1994

Mr. Charles Hyslop, President
Sybra, Incorporated
8300 Dunwoody Place
Suite 300
Atlanta, GA 30350-1290

RE:  Sybra Development Agreement

Dear Chuck:

As you and I are aware, Sybra is currently in default of its Consolidated Development Agreement for Tampa and Dallas. The Agreement required six (6) new restaurants to be opened by December 31, 1993. Our records indicate three (3) restaurants were opened by December 31, 1993 and an additional two (2) restaurants (#6269 and #6285) have been opened by April 30, 1994.

Rather than terminate the Agreement, I am proposing the following:

1. Dallas market remain protected for Sybra for the initial term of the Agreement should Sybra comply with the attached Development Schedule shown on Exhibit "B".

2.  Tampa market jointly developed by Sybra and Arby's, Inc.

    o Sybra has thirty (30) days right-of-first refusal for Hillsborough, Pasco, Polk and Hernando Counties.

    o Arby's, Inc. has a thirty (30) day right-of-first refusal for Pinellas County.

The Consolidated Development Territory set forth in Exhibit "A" attached hereto, shall supersede the August 20, 1992, Territory.

If this Letter of Agreement and attached exhibits correctly express our Agreement, please sign and return one copy to me in the enclosed self-addressed envelope, acknowledging acceptance of these terms and conditions.

Sincerely,

ARBY'S, INC.


Leonard Johnson
Senior Vice President, Development

LJ:saf

Enclosure
cc:  File, Anthony Foster, Priscilla Lyons, Charlotte Koziol, Karen Shelledy


                              EXHIBIT "A" TERRITORY

The exclusive right to develop the Texas Counties of Tarrant, Collin and Dallas.

                            (Dallas, Fort Worth ADI)

The non-exclusive right to develop the Florida Counties of Hillsborough, Pasco, Polk and Hernando.

                           (Tampa/St. Petersburg, ADI)





                                   EXHIBIT "B"
                        CONSOLIDATED DEVELOPMENT SCHEDULE

1. Five (5) licensed, open and operating Arby's Restaurants on or before April 30, 1994 (Unite Nos. 6185, 6236, 6253, 6269 and 6285).

2. Five (5) licensed, open and operating Arby's Restaurants on or before December 31, 1994, for a cumulative total of ten (10) new restaurants.

3. Five (5) licensed, open and operating Arby's Restaurants on or before June 30, 1995, for a cumulative total of fifteen (15) new restaurants.

4. Three (3) licensed, open and operating Arby's Restaurants on or before December 31, 1995, for a cumulative total of eighteen (18) new restaurants.

5. Six (6) licensed, open and operating Arby's Restaurants on or before December 31, 1996, for a cumulative total of twenty-four (24) new restaurants.

6. Seven (7) licensed, open and operating Arby's Restaurants on or before December 31, 1997, for a cumulative total of thirty-one (31) new restaurants.


                            ACKNOWLEDGED AND APPROVED


        By: /s/ Leonard Johnson            Date   6/15/94
            (Arby's, Inc.)


        By: /s/ Charles Hyslop             Date   6/1/94
              (Developer)